UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2017

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 1.02  Termination of a Material Definitive Agreement.

On February 24, 2017, Biomedx Inc. paid Visualant, Incorporated (the “Company”) $290,766.66 in full payment of the Original Issue Discount Convertible Promissory Note purchased from Pulse Biologics dated November 2, 2016.

On February 24, 2016, The Company paid $113,544.44 in full payment of an Original Issue Discount Convertible Promissory Note issued to an accredited investor on November 1, 2016.

Item 3.02  Unregistered Sales of Equity Securities.

On February 24, 2017, the holder of an Original Issue Discount Convertible Promissory Note issued on November 1, 2016 converted the principal and outstanding interest of $227,088 into 283,861 shares of the Company’s Series D Preferred Stock and a five-year warrant to purchase 283,861 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Jeff Wilson
Jeff Wilson, CFO

March 1, 2017